EXHIBIT 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

June 5, 2014

Palo Alto Networks, Inc.

4401 Great America Parkway

Santa Clara, CA 95054

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on or about June 6, 2014 by Palo Alto Networks, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 1,080,747 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), that are issued and outstanding (the “Shares”), and up to 463,177 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of an outstanding warrant (the “Warrant”) to purchase shares of Common Stock.

We are acting as counsel for the Company in connection with the registration for resale under the Securities Act of the Shares and the Warrant Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the law of the State of California, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized and, when issued in accordance with the Warrant, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati